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EXHIBIT 10.1


                   COIN PURCHASE AND DEBT REPAYMENT AGREEMENT

         THIS COIN PURCHASE AND DEBT REPAYMENT AGREEMENT ("Agreement") is effective as of the 31st day of March, 2006, by and between SUPERIOR GALLERIES, INC,. a Delaware corporation ("Borrower") and the JOHN WESLEY ENGLISH LIVING TRUST (the "Trust"), with respect to the following facts:

                                 R E C I T A L S

         A. The Trust is the successor to John Wesley English, who made certain loans to the Borrower's predecessor-in-interest. As a result of those loans and the succession by the Trust to the liabilities, obligations and rights of John Wesley English, the Borrower is indebted to the Trust in the principal amount of $1,900,000, plus interest of $9,682.19 as of March 31, 2006 (the "Existing Indebtedness"). The Borrower is obligated to make monthly payments with respect to such Existing Indebtedness, with the entire unpaid balance being due and payable September 1, 2006 (the "Maturity Date").

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing recitals and the agreements to the parties contained herein, the parties do hereby agree as follows:

1. PURCHASE OF COINS.

         Concurrently herewith, the Trust is purchasing (and does hereby purchase) coins (the "Coins") from the Borrower for a total purchase price of $1,000,000. The Coins are being valued at their wholesale value as determined by a valuation performed by Mr. Kevin Lipton. Each of the parties agrees to accept the valuation placed on the Coins in this manner. The Trust acknowledges that it has received possession of the Coins, and that as a result it is indebted to the Borrower for the purchase price thereof, in the amount of One Million Dollars ($1,000,000) (the "Purchase Price Indebtedness").

2. PAYMENT OF INDEBTEDNESS.

         The parties agree as follows:

         (a) The Purchase Price Indebtedness is hereby offset against the Existing Indebtedness. Accordingly, the Purchase Price Indebtedness is hereby extinguished, and the outstanding balance on the Existing Indebtedness is hereby reduced by $1,000,000.

         (b) The Borrower is concurrently delivering to the Trust a certified or cashier's check in the amount of $850,000, for application against the outstanding balance of the Existing Indebtedness.

         (c) The Borrower is also concurrently delivering to the Trust a check in the amount of $9,682.19 constituting accrued interest through March 31, 2006.




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3. WAIVER AND RELEASE.

         The Trust agrees that effective upon its receipt of the consideration described Section 2 above, the Existing Indebtedness shall be paid in full, and upon such receipt the Trust waives, releases and forever discharges Borrower from any remaining obligations under or liability with respect to the Indebtedness, which shall, accordingly, then be conclusively considered to have been paid in full. The parties agree that the Trust's waiver of Fifty Thousand Dollars ($50,000) of the principal amount of Indebtedness shall be in consideration of the Company's agreement to prepay the Indebtedness at the time and in the manner described herein. Accordingly, the Trust agrees that all security interests it holds in collateral provided by the Borrower with respect to the Indebtedness are terminated, and the Trust authorizes the Borrower to file appropriate termination statements in all jurisdictions in which such security interests are of record. The Trust further agrees that all guarantees with respect to the Indebtedness are terminated as a result of the payments made pursuant to Section 2 above.

4. EFFECT ON PRIOR AGREEMENT.

         The parties agree that this Agreement reflects their original intent regarding the sale of coins on March 31, 2006 from the Borrower to the Trust, and the application of the proceeds thereof. Accordingly, this Agreement supercedes in its entirety the parties prior Prepayment Agreement dated March 31, 2006.

5. MISCELLANEOUS.

         (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         (b) COUNTERPARTS. This Agreement may be executed in two counterparts, which taken together shall be deemed a single instrument. Executed copies of this Agreement may be delivered by facsimile transmission, and delivery by such means shall have the same effect as delivery of the executed original agreement.

         (c) ENTIRE AGREEMENT. This Agreement includes the entire agreement of the parties concerning the subject matter hereof, and supersedes all prior discussions or agreements concerning such subject matter.

         (d) AUTHORIZATION. Each of the parties hereby represents that such party has been fully authorized by all necessary corporate or trust action, as appropriate, in connection with the execution, delivery and performance of this Agreement, and that this Agreement therefore constitutes such party's valid, binding and enforceable agreement.




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         IN WITNESS WHERE, the undersigned have executed this Agreement as of the dates indicated opposite their names below.

                                   BORROWER:

Dated:  June 26, 2006              SUPERIOR GALLERIES, INC,
                                   a Delaware corporation


                                   By: /s/ Silvano DiGenova
                                       -----------------------------------------
                                       Silvano DiGenova, Chief Executive Officer

                                   TRUST:



Dated:  June 12, 2006              JOHN WESLEY ENGLISH LIVING TRUST


                                   By: /s/ Michael Verna
                                       -----------------------------------------
                                       Michael Verna, Trustee